Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, and 333-116062 on Form S-8 and Registration Statement No. 333-91954 on Form S-3, of StanCorp Financial Group, Inc., of our report dated June 25, 2009, relating to the financial statements and supplemental schedule of the Standard 401(k) Plan, appearing in this Annual Report on Form 11-K of The Standard 401(k) Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
June 25, 2009